Exhibit (a)(1)(C)

NAVIOS MARITIME HOLDINGS INC.

OFFER TO PURCHASE

UP TO $20,000,000 OF THE

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING 1/100TH OF A SHARE OF 8.75% SERIES G CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

AND THE

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING 1/100TH OF A SHARE OF 8.625% SERIES H CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

FOR CASH

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT MIDNIGHT (THE END OF THE DAY), NEW YORK CITY TIME, ON OCTOBER 12, 2022.

THE COMPANY MAY EXTEND THE OFFER PERIOD AND WITHDRAWAL PERIOD AT ANY TIME.

September 14, 2022

To Our Clients:

Enclosed for your consideration is an offer to purchase (the “Offer”) by Navios Maritime Holding Inc. (the “Company”) up to $20,000,000 of the (1) outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred”), at a purchase price per Series G ADS of $15.73 in cash (the “Series G ADS Purchase Price”), less any applicable withholding taxes and applicable ADS cancellation fees for each Series G ADS tendered pursuant to the terms of the Series G Amended and Restated Deposit Agreement, and (2) outstanding American Depositary Shares (“Series H ADSs”), each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred” and, together with the Series G Preferred, the “Preferred Shares”), at a purchase price per Series H ADS of $15.28 in cash (the “Series H ADS Purchase Price” and, together with the Series G ADS Purchase Price, the “Purchase Price”), less any applicable withholding taxes and applicable ADS cancellation fees for each Series H ADS tendered pursuant to the terms of the Series H Amended and Restated Deposit Agreement, on the terms and conditions set forth in the Offer to Purchase (as amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”).

The Offer is being made exclusively to existing holders of Series G ADSs and Series H ADSs. If all conditions to the Offer are satisfied or waived, the Company will acquire such number of Series G ADSs and Series H ADSs, on a pro rata basis from all such tendering holders until the aggregate purchase of all such Series G ADSs and Series H ADSs is equal to $20,000,000; provided, however, if all, but not less than all, of the 534,905 outstanding Series G ADSs are properly tendered and not withdrawn, the Company will first acquire all of such Series G ADSs at the Series G ADS Purchase Price and then acquire such number of Series H ADSs at the Series H ADS Purchase Price, on a pro rata basis from such tendering holders, until the aggregate purchase of all such Series G ADSs and Series H ADSs is equal to $20,000,000.

As a result of any required proration, the Company may not purchase all of the Series G ADSs (unless all of the Series G ADSs are properly tendered and not withdrawn) and/or Series H ADSs that you properly tender. No fractional Series G ADSs or Series H ADSs will be purchased. The exact details of the priority of purchase and tender acceptance proration are described in the Offer to Purchase. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Offer.

The Offer is not conditioned upon any receipt of a minimum number of Series G ADSs or Series H ADSs being tendered into the Offer. However, the completion of the Offer is subject to certain other conditions. See “The Offer—Conditions of the Offer.”

The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase.

THE OFFER WILL EXPIRE AT MIDNIGHT (THE END OF THE DAY), NEW YORK CITY TIME, ON OCTOBER 12, 2022, UNLESS THE COMPANY EXTENDS THE PERIOD OF TIME FOR WHICH THE OFFER IS OPEN, IN WHICH CASE THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE ON WHICH THE OFFER, AS SO EXTENDED, EXPIRES.

The enclosed materials are being forwarded to you as the beneficial owner of the Series G ADSs or Series H ADSs. We hold Series G ADSs or Series H ADSs for your account. A tender of such Series G ADSs or Series H ADSs can be made only by us pursuant to your instructions. Therefore, the Company urges you, as the beneficial owners of Series G ADSs or Series H ADSs held with a broker, or other securities intermediary, to contact such broker or other securities intermediary promptly if you wish to tender your Series G ADSs or Series H ADSs in the Offer.

We, as holders of Series G ADSs or Series H ADSs on your behalf, are being requested to tender Series G ADSs or Series H ADSs for purchase by the Company pursuant to the terms and conditions of the Offer.

We, as holders of Series G ADSs or Series H ADSs on your behalf, cannot tender your Series G ADSs or Series H ADSs unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf any Series G ADSs or Series H ADSs held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender any Series G ADSs or Series H ADSs on your behalf in accordance with the terms and conditions of the Offer to Purchase. If we do not receive written instructions in accordance with the below procedures presented in the Offer to Purchase, we will not tender any Series G ADSs or Series H ADSs on your account.

Your attention is directed to the following:

1.	The Offer and withdrawal rights will expire at midnight (the end of the day), New York City time, on October 12, 2022, unless the Company extends the Offer or the Offer is terminated.

2.

If you desire to tender any Series G ADSs or Series H ADSs pursuant to the Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the Series G ADSs or Series H ADSs on your behalf on or prior to the Expiration Date.

3.

The Offer is not conditioned upon any receipt of a minimum number of Series G ADSs or Series H ADSs being tendered into the Offer. However, the completion of the Offer is subject to certain other conditions. See “The Offer—Conditions of the Offer.”

4.	Any transfer taxes incident to the transfer of Series G ADSs or Series H ADSs by the tendering holder will be paid by the Company, except as otherwise provided in the Offer to Purchase.

If you wish to have us tender your Series G ADSs or Series H ADSs, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

You must make your own decision whether to tender Series G ADSs or Series H ADSs in the Offer. Neither the Company, the Company’s Board of Directors, the Information Agent, the Tender Agent, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether you should tender your Series G ADSs and Series H ADSs in the Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO NAVIOS MARITIME HOLDINGS INC.

OFFER TO PURCHASE

UP TO $20,000,000 OF THE

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING 1/100TH OF A SHARE OF 8.75% SERIES G CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

AND THE

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING 1/100TH OF A SHARE OF 8.625% SERIES H CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

FOR CASH

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT MIDNIGHT (THE END OF THE DAY), NEW YORK CITY TIME, ON OCTOBER 12, 2022.

THE COMPANY MAY EXTEND THE OFFER PERIOD AND WITHDRAWAL PERIOD AT ANY TIME.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer to purchase (the “Offer”) by Navios Maritime Holding Inc. (the “Company” or “Navios”) up to $20,000,000 of the (1) outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred”), at a purchase price per Series G ADS of $15.73 in cash (the “Series G ADS Purchase Price”), less any applicable withholding taxes and applicable ADS cancellation fees for each Series G ADS tendered pursuant to the terms of the Series G Amended and Restated Deposit Agreement, and (2) outstanding American Depositary Shares (“Series H ADSs”), each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred” and, together with the Series G Preferred, the “Preferred Shares”), at a purchase price per Series H ADS of $15.28 in cash (the “Series H ADS Purchase Price” and, together with the Series G ADS Purchase Price, the “Purchase Price”), less any applicable withholding taxes and applicable ADS cancellation fees for each Series H ADS tendered pursuant to the terms of the Series H Amended and Restated Deposit Agreement, on the terms and conditions set forth in this Offer to Purchase (as amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”).

Instruction to tender shares of Series G ADSs and/or Series H ADSs: This will instruct you to tender the number of Series G ADSs or Series H ADSs set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Purchase.

The undersigned expressly agrees to be bound by the terms of the Offer as set forth in the Offer to Purchase and such terms may be enforced against the undersigned.

Series G ADSs

Please tender ____________ Series G ADSs held by you for my account as indicated below in the Offer to Purchase for cash.

Series H ADSs

Please tender ____________ Series H ADSs held by you for my account as indicated below in the Offer to Purchase for cash.

If no amount is provided above with respect to the number of shares of Series G ADSs or Series H ADSs to be tendered for cash and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series G ADSs and/or Series H ADSs in which you hold an interest through The Depository Trust Company for cash for my account.

Dated: ___________, 2022

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE SERIES G ADSs OR SERIES H ADSs HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.